                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant      [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]     Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


[X]     Definitive Proxy Statement


[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                           CORNICHE GROUP INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

        (2)    Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

        (4)    Proposed maximum aggregate value of transaction:
                                                               -----------------
        (5)    Total fee paid:
                              --------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule on the date of its filing.

        (1)    Amount Previously Paid:
                                      ------------------------------------------
        (2)    Form, Schedule or Registration Statement No.:
                                                             -------------------
        (3)    Filing Party:
                            ----------------------------------------------------
        (4)    Date Filed:
                           -----------------------------------------------------

                          CORNICHE GROUP INCORPORATED
                   610 SOUTH INDUSTRIAL BOULEVARD, SUITE 220
                              EULESS, TEXAS 76040
                                 (817) 283-4250

                                                                    June 5, 2000

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Corniche Group Incorporated. The meeting will be held at 10:00 a.m., on Tuesday, June 27, 2000, at the Texas Star Golf Course and Convention Center, which is located at 1400 Texas Star Parkway in Euless, Texas. The Board of Directors and management look forward to seeing those of you able to attend in person.

     - You will find enclosed a Notice of Annual Meeting that identifies the nominees for election to Corniche's Board of Directors.

     - The Notice of Annual Meeting also indicates other important business to be conducted at the Annual Meeting.

     - At the Annual Meeting, management will present a report on Corniche's 1999 business results and other matters of current interest to you.


     - You will find enclosed Corniche's 1999 Annual Report.


     Information about the business of the Annual Meeting is set forth in the accompanying Proxy Statement, which you are urged to read carefully. Your vote is very important. The Board of Directors appreciates and encourages stockholder participation in Corniche's affairs. Whether or not you can attend the Annual Meeting, please read the Proxy Statement carefully. Then please sign, date and return the enclosed proxy card promptly in the envelope provided, so that your shares will be represented at the Annual Meeting.

     On behalf of the Board of Directors, thank you for your consideration and continued support.

                                            Sincerely,

                                                    [ROBERT H. HUTCHINS]

                                                     Robert H. Hutchins
                                             President and Principal Financial
                                                          Officer

                          CORNICHE GROUP INCORPORATED
                   610 SOUTH INDUSTRIAL BOULEVARD, SUITE 220
                              EULESS, TEXAS 76040
                                 (817) 283-4250

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 27, 2000

To Our Stockholders:

     The Annual Meeting of Stockholders of Corniche Group Incorporated, a Delaware corporation, will be held on Tuesday, June 27, 2000, at 10:00 a.m., at the Texas Star Golf Course and Convention Center, which is located at 1400 Texas Star Parkway in Euless, Texas, for the following purposes:

     - To elect five members of the Board of Directors, whose terms are described in the proxy statement;

     - To approve an amendment to the Certificate of Incorporation to increase the number of common shares that Corniche may issue to 75 million;

     - To approve an amendment to the 1998 Employees Incentive Stock Option Plan to increase the number of shares issuable under the plan to three million; and

     - To transact any other business that properly comes before the Annual Meeting or any adjournment of the Annual Meeting.

     Record holders of Corniche's common stock and Series B preferred stock at the close of business on May 1, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting.

                                            Sincerely,

                                                     [ROBERT F. BENOIT]

                                                      Robert F. Benoit
                                                Chief Executive Officer and
                                                         Secretary

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. RETURNING YOUR PROXY CARD PROMPTLY WILL HELP INSURE A QUORUM AT THE ANNUAL MEETING AND SAVE CORNICHE THE EXPENSE OF FURTHER PROXY SOLICITATION.

June 5, 2000

                          CORNICHE GROUP INCORPORATED
                   610 SOUTH INDUSTRIAL BOULEVARD, SUITE 220
                              EULESS, TEXAS 76040
                                 (817) 283-4250

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 27, 2000

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The Board of Directors of Corniche Group Incorporated is soliciting your proxy for use at our 2000 Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, June 27, 2000, at 10:00 a.m., at the Texas Star Golf Course and Convention Center, which is located at 1400 Texas Star Parkway in Euless, Texas. This proxy statement and the accompanying proxy card are being sent to you on or about June 6, 2000.

     We will pay the cost of soliciting proxies. We may use our officers and employees to solicit proxies in person or by telephone, facsimile or similar means (any officers or employees soliciting proxies will not receive any extra compensation for their efforts). We may also reimburse brokers or other persons holding Corniche stock in their names or in the names of their nominees for their charges and expenses in forwarding proxy materials to the beneficial owners of the stock.

     Shares represented by a proxy card in the form provided to you with this proxy statement will be voted at the Annual Meeting as you direct on the proxy card. To be valid and counted at the Annual Meeting, you must properly sign, date and return the proxy card to us. IF YOU SIGN AND RETURN THE PROXY CARD BUT DO NOT PROVIDE ANY DIRECTION AS TO HOW TO VOTE YOUR SHARES, THEN YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR NAMED IN THE PROXY CARD, FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF COMMON SHARES THAT CORNICHE MAY ISSUE, AND FOR THE AMENDMENT TO THE 1998 EMPLOYEE INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER SHARES ISSUABLE UNDER THE PLAN.

     The Board of Directors is not aware of any other business to be conducted at the Annual Meeting. In case any other matters properly come before the Annual Meeting, the persons named in the proxy card intend to vote on the other matters in accordance with their best judgment.

     You may revoke your proxy at any time before it has been voted at the Annual Meeting in three ways: (1) by giving written notice of your revocation to Corniche's Secretary, (2) by filing a proxy having a later date or (3) by voting in person at the Annual Meeting.

VOTING SECURITIES

     On May 1, 2000, the record date for determining the stockholders who are entitled to notice of and to vote at the Annual Meeting, 14,244,937 shares of Corniche's common stock were outstanding and 825,000 shares of its Series B preferred stock were outstanding. Each share of common stock is entitled to one vote. Each share of Series B preferred stock is entitled to ten votes. Shares of common stock and shares of Series B preferred stock vote together as one class. Only the record holders of common stock and Series B preferred stock at the close of business on May 1, 2000, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Unless the context otherwise requires, all references to "stockholders" in this proxy statement refer to holders of common stock and Series B preferred stock.

QUORUM AND VOTING PROCEDURES

     A majority of the shares of Corniche's common stock and Series B preferred stock entitled to vote must be present in person at the Annual Meeting or represented by proxy at the Annual Meeting for there to be a quorum at the Annual Meeting. For purposes of the quorum and determining the amount of votes necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they count toward the presence of a quorum.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" means shares held by a broker who has not received instructions from its customers on such matters and for which the broker has no discretionary power to vote.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a plurality of the voting power of the shares of common stock and Series B preferred stock, voting together as a single class, present or represented by proxy and entitled to vote at the Annual Meeting at which a quorum is present is required to elect each of the five directors nominated for election or re-election to Corniche's Board of Directors (Proposal 1). Votes may be cast in favor of or withheld with respect to each nominee. Abstentions and broker non-votes will not be counted and will not affect the outcome of the election of directors. The approval of Proposal 1 is not conditioned upon the approval of any other proposal.

     The affirmative vote of a majority of the issued and outstanding shares of common stock and Series B preferred stock, voting together as a single class, entitled to vote at the Annual Meeting at which a quorum is present is required to amend Corniche's Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal 2). Broker non-votes and abstentions will have the same effect as voting against Proposal 2. The approval of Proposal 2 is not conditioned upon the approval of any other proposal.

     The affirmative vote of a majority of the votes cast by the holders of common stock and Series B preferred stock, voting together as a class, is required to increase the number of shares issuable pursuant to the 1998 Employees Incentive Stock Option Plan (Proposal 3). Abstentions and broker non-votes will not be counted and will not affect the outcome of the vote on Proposal 3. The approval of Proposal 3 is not conditioned upon the approval of any other proposal.

     All other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

GENERAL

     Five directors will be elected at the Annual Meeting. Directors are elected by plurality vote. If any nominee becomes unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board of Directors. Directors are elected to serve until the next Annual Meeting of stockholders and until their successors are elected and qualified.

NOMINEES FOR DIRECTORS

     The five nominees for election to the Board of Directors are named below. Each nominee has consented to serve as a director, if elected. The table below contains information regarding the nominees. Messrs. Hutchins and Fyfe are presently directors of Corniche, were elected as directors at the 1999 Annual Meeting, and have served continuously as directors since the date of their first election to the Board of Directors. Mr. Benoit was appointed a director in September 1999 and has served continuously as a director since his appointment. Messrs. Harrison and Raftery have not previously served as directors.

NOMINEE                            AGE                    CURRENT POSITION
-------                            ---                    ----------------
James J. Fyfe....................  45    Chairman of the Board and Director
Robert F. Benoit.................  42    Director and Chief Executive Officer
Robert H. Hutchins...............  71    Director, President and Principal Financial Officer
Paul L. Harrison.................  38    Nominee for Director
Joseph P. Raftery................  57    Nominee for Director

     Set forth below is a description of the background of each of the nominees for director.


     James J. Fyfe has served as a director of Corniche since May 1995. He became Chairman of the Board in April 2000. From May 1995 until May 1998, Mr. Fyfe served as Vice President and Chief Operating Officer of Corniche. Mr. Fyfe has been a director of Machine Vision Holdings, Inc., an intelligent automation technology software company since January 1998 and of Transmedia Asia Pacific, Inc., a member benefit loyalty marketing company, since October 1999. From August 1996 to August 1997, Mr. Fyfe was an outside director of Medical Laser Technologies, Inc.


     Robert F. Benoit, 42, has served as Chief Executive Officer since September 1999 and Secretary since June 1999. He was Executive Vice President and Chief Operating Officer from February 1999 to September 1999. From May 1996 to February 1999, Mr. Benoit was a business analyst at Warrantech Automotive, Inc., a service contract provider, in Euless, Texas, where he served as project leader for Internet applications. From October 1995 to May 1996, Mr. Benoit served as the corporate accounting manager responsible for the non-bank subsidiaries of Shawmut Bank, National Association.

     Robert H. Hutchins has served as a director and the President and Principal Financial Officer of Corniche since May 1998. Mr. Hutchins was employed by Warrantech Automotive, Inc. as National Claims Manager, from May 1995 to May 1998. Prior to joining Warrantech, he spent 45 years in the property and casualty insurance industry in various executive and management positions.

     Paul L. Harrison has been a director of Transmedia Europe, Inc., a member benefit loyalty marketing company in London, England, since June 1996. Mr. Harrison was also President, Principal Financial and Accounting Officer and Secretary of Transmedia Asia Pacific, Inc., also a member benefit loyalty marketing company in London, England, until October 1999. From May 1994 until June 1997, he was a business and financial consultant to Transmedia Europe, Inc.

     Joseph P. Raftery has been an independent business consultant since 1998. From 1990 to 1998, Mr. Raftery was Chairman and a member of the Board of Directors and President of BankAmerica Insurance Group, Inc., a subsidiary of BankAmerica Corp. based in San Diego, California.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Three regularly scheduled meetings of Corniche's Board of Directors were held during the year ended December 31, 1999. All directors attended at least 75% of all the meetings. The Board of Directors has not had separate committees of directors in the past. The Board intends to appoint audit, compensation and stock option committees following the Annual Meeting.

                             DIRECTOR COMPENSATION

     Pursuant to the 1998 Independent Director Compensation Plan, each director who is not an officer or employee of Corniche is entitled to receive compensation of $2,500 per calendar quarter plus 500 shares of common stock per calendar quarter of board service, in addition to reimbursement of travel expenses. Outside directors are entitled to be compensated for committee service at $500 per calendar quarter plus 125 shares of common stock per calendar quarter. No directors' fees are payable to Corniche employees who serve as directors. Corniche deferred the payment of directors' fees for service during the year ended December 31, 1999.

     All directors are entitled to receive options to purchase 1,500 shares of common stock each May under Corniche's 1992 Stock Option Plan for Directors. Corniche deferred the grant of such options that otherwise would have been granted in May 1999 and 2000.

                                   PROPOSAL 2

                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION

     The Board of Directors has determined that it is in the best interest of Corniche to amend its Certificate of Incorporation to increase the number of shares of common stock that Corniche is authorized to issue. Corniche currently has authority to issue 30 million shares of common stock. The Board of Directors has approved and adopted an amendment to the Certificate of Incorporation, pursuant to which the authorized common stock would be increased from 30 million to 75 million shares, and has directed that this proposal be submitted to the stockholders for approval.

PURPOSES AND EFFECTS OF THE PROPOSED INCREASE OF AUTHORIZED COMMON STOCK

     The Board of Directors believes that this amendment is in the best interest of the Company and its stockholders because it would provide greater flexibility to the Board of Directors to issue additional equity securities, for example, to raise additional capital or to facilitate possible future acquisitions.

     As of May 1, 2000, after giving effect to an aggregate of approximately 440,500 shares of common stock reserved for issuance upon exercise of warrants, options or awards granted or that may be granted under stock option and award plans, Corniche had approximately 7,264,500 shares of common stock available for issuance. The availability of an adequate supply of authorized and unissued shares of common stock provides Corniche flexibility by allowing shares to be issued, for example, in connection with possible future financings or acquisitions, without the expense and delay of a stockholders meeting, unless stockholder approval is otherwise required.

     Although Corniche actively considers mergers, acquisitions and other transactions that may involve the issuance of additional shares of common stock (any one or more of which may be under consideration or acted upon at any given time), Corniche currently does not have any agreements, commitments or understandings that would involve the issuance of additional shares of common stock in amounts that would exceed the number of currently authorized but unissued shares.

     If the increase in the number of shares of authorized common stock is approved, generally, no stockholder approval will be solicited for the issuance of all or any portion of such additional shares of common stock unless required by law or any rules or regulations to which Corniche is subject, including the rules of the National Association of Securities Dealers, Inc. ("NASD"). Any issuance that does not require stockholder approval may be authorized by the Board of Directors. The rules of the NASD currently require stockholder approval prior to the taking of certain actions involving or pertaining to the issuance of common stock, including, the establishment of certain stock option or purchase plans or other arrangements pursuant to which common stock may be acquired by officers or directors, the issuance of common stock that would result in a change of control of Corniche, the issuance of common stock in connection with certain acquisitions and the issuance of common stock under certain other circumstances.

     Stockholders of the Company have no preemptive rights with respect to the additional shares proposed to be authorized.

     The issuance of any additional shares of common stock will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of the common stock. The increase in the number of authorized shares of common stock may have a potential anti-takeover effect in that it would enhance Corniche's ability to issue additional shares which could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control Corniche. The increase may also render more difficult the accomplishment of mergers or the assumption of control by a principal stockholder, and thus make more difficult the removal of incumbent management. Corniche is not aware of any effort to accumulate its securities or to obtain control over it by means of a tender offer, proxy contest or otherwise.

     Other provisions of Corniche's Certificate of Incorporation may also have an anti-takeover effect. The Certificate of Incorporation does not allow for cumulative voting. In addition, the Certificate of Incorporation provides that a business combination (defined, in pertinent part, as any merger or consolidation with or into any other corporation, firm or entity which under Delaware law must be submitted to a vote of stockholders, or the sale, lease, exchange or the disposition of all or substantially all of the property and assets to any other corporation, firm or entity) requires an affirmative vote or consent of the holders of a majority of all shares of Corniche's outstanding capital stock entitled to vote and a majority of each series or class of preferred stock which is entitled to vote as a class thereon. This class vote required for a business combination may make it more difficult to effect a hostile or unwanted takeover of Corniche. In addition, Corniche's Board of Directors may issue new series or classes of preferred stock without stockholder approval which, if issued, may have class voting and conversion rights which could adversely affect the voting power of the holders of common stock and have the effect of delaying, deferring or preventing a change of control of Corniche. This provision of the Certificate of Incorporation may not be amended, altered, changed or repealed without the prior affirmative vote or consent of the holders of 66 2/3% of all shares of stock entitled to vote and 66 2/3% of any series or class of preferred stock that has been granted the right to vote as a separate class.

     Corniche is also subject to Section 203 of the Delaware General Corporation Law which provides certain restrictions on business combinations (as defined therein) with interested persons (any person who acquires 15% or more of Corniche's outstanding voting stock). In general, Corniche is prohibited from engaging in business combinations with an interested person for three years from the date a person becomes an interested person, subject to certain exceptions, including approval of the Board of Directors. By restricting Corniche's ability to engage in business combinations with an interested person, the application of
Section 203 may provide a barrier to hostile or unwanted takeovers.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3

        INCREASE IN SHARES ISSUABLE PURSUANT TO OPTION GRANTS UNDER THE
                   1998 EMPLOYEES INCENTIVE STOCK OPTION PLAN

     The Board of Directors has determined that it is in the best interest of Corniche to increase the number of shares of common stock available under the 1998 Employees Incentive Stock Option Plan (the "1998 Plan"). Corniche currently has authority to issue options for up to 300,000 shares of common stock under the 1998 Plan. The Board of Directors has approved and adopted a resolution to increase the number of shares available under the 1998 Plan to three million shares and has directed that this proposal be submitted to the stockholders for approval.

     In 1998, Corniche's stockholders approved the adoption of the 1998 Plan. The purpose of the 1998 Plan is to grant stock options to eligible employees (including employees serving on the Board of Directors) to enable Corniche to compete successfully in attracting, motivating and retaining employees with outstanding abilities by making it possible for them to purchase shares of Corniche's common stock on terms that will give them a direct and continuing interest in its success. All regularly employed salaried personnel of Corniche and its subsidiaries (currently four people) are eligible to receive options under the 1998 Plan.


     Currently the maximum number of shares of common stock that may be issued pursuant to options granted under the 1998 Plan is 300,000. As of May 1, 2000, 125,000 shares of common stock remained available for option grants under the 1998 Plan. As of May 24, 2000, the market value of the common stock was $2.25 per share. The Board of Directors has determined that it is in the best interest of Corniche to increase the number of shares of common stock issuable pursuant to options granted under the 1998 Plan. The Board anticipates hiring additional employees in the near term and believes that it will be necessary to offer incentive options as part of a total compensation package to attract and retain the best candidates.


     The Board may not, without prior stockholder approval, amend the 1998 Plan to increase the maximum number of shares subject to option under the 1998 Plan.

     The number of options that might be granted in the future under the 1998 Plan to Corniche's current management and employees is not determinable. During 1999, 175,000 options were issued to Robert F. Benoit under the 1998 Plan.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as described above. The persons authorized under the Board of Directors' proxies intend, in the absence of instructions to the contrary, to vote or act in accordance with their judgment with respect to any other matter properly presented for action at the Annual Meeting or any adjournment thereof. The affirmative vote of the holders of a majority of the voting power of the shares of common stock and Series B preferred stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote would be required with respect to any such matter brought to a stockholder vote.

                       COMPENSATION OF EXECUTIVE OFFICERS

     In February 1998, Corniche changed its fiscal year end from March 31 to December 31. Consequently, the executive compensation information presented below relates to the period from April 1, 1998, through December 31, 1999. Mr. Hutchins, Corniche's President and Principal Financial Officer, was Corniche's only executive officer as of December 31, 1998, who received compensation from Corniche during the nine-month period then ended. Mr. Hutchins and Robert F. Benoit were Corniche's only executive officers during 1999. Except for Mr. Hutchins' service in 1998, neither of them was an employee of Corniche during any prior fiscal year. The table below sets forth information concerning the compensation of Messrs. Hutchins and Benoit for services in all capacities to Corniche for the nine months ended December 31, 1998, and the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITIONS                                  PERIOD     SALARY    OTHER(2)
----------------------------                                  ------     -------   --------
Robert H. Hutchins..........................................   1997           --        --
  President and Principal Financial Officer                    1998(1)   $49,038    $3,200
                                                               1999      $85,000    $4,800
Robert A. Benoit............................................   1997           --        --
  Chief Executive Officer, Executive Vice President, and       1998           --        --
     Secretary                                                 1999(3)   $62,019    $4,000

---------------

(1) From May 18, 1998, when Mr. Hutchins first joined Corniche, to December 31, 1998.

(2) Represents an automobile allowance.

(3) From February 15, 1999, when Mr. Benoit first joined Corniche, to December 31, 1999.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                             INDIVIDUAL GRANTS
                           ------------------------------------------------------    POTENTIAL REALIZABLE
                                           PERCENT OF                                  VALUE AT ASSUMED
                            NUMBER OF        TOTAL                                   ANNUAL RATES OF STOCK
                            SECURITIES    OPTIONS/SARS                              PRICE APPRECIATION FOR
                            UNDERLYING     GRANTED TO    EXERCISE OF                      OPTION TERM
                           OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
NAME                       GRANTED (#)    FISCAL YEAR      ($/SH)         DATE        5% ($)      10% ($)
(a)                            (b)            (c)            (d)          (e)          (f)          (g)
----                       ------------   ------------   -----------   ----------   ----------   ----------
Robert F. Benoit.........     75,000           43%         $1.097      2/15/2009     $134,250     $215,250
                             100,000           57%         $1.000      9/27/2009     $163,000     $261,000

                        REPORT ON EXECUTIVE COMPENSATION

     Corniche's Board of Directors currently does not have a compensation committee, but expects to appoint such a committee following the Annual Meeting. Compensation decisions with respect to Messrs. Hutchins and Benoit, Corniche's only executive officers during 1998 and 1999, were made by Mr. Joel San Antonio, then Acting Chairman of the Board, in consultation with Mr. Ronald Glime, then a director of Corniche. Messrs. Hutchins' and Benoit's compensation, which consisted solely of salary and a car allowance, was determined through negotiations between them and Mr. San Antonio. Mr. Hutchins' salary for the nine-month period ended December 31, 1998, was based primarily upon Mr. Hutchins' salary at his prior position, the increased responsibilities he would have as an officer of Corniche, and Corniche's financial position. His salary for 1999 was the same as in 1998. Mr. Benoit's salary for 1999 was also based primarily upon his salary at his prior position, the increased responsibilities he would have as an officer of Corniche, and Corniche's financial position.

              Robert F. Benoit, Director
              James J. Fyfe, Director
              Robert H. Hutchins, Director

                               PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on our common stock with the MG Composite Market Index and an industry index, the MG Group Index, for the period from December 31, 1994 to December 31, 1999. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1994, and that all dividends were reinvested.

COMPARE CUMULATIVE TOTAL RETURN AMONG CORNICHE GROUP INCORPORATED, MG COMPOSITE
                        MARKET INDEX AND MG GROUP INDEX
[PERF. GRAPH]

                                                     CORNICHE GROUP                                           MG COMPOSITE
                                                      INCORPORATED               MG GROUP INDEX               MARKET INDEX
                                                     --------------              --------------               ------------
6/30/98                                                  100.00                      100.00                      100.00
9/30/98                                                   38.10                       87.16                       87.63
12/31/98                                                  44.45                      179.81                      106.04
3/31/99                                                   61.97                      297.77                      110.03
6/30/99                                                   60.32                      299.85                      118.59
9/30/99                                                   47.62                      290.18                      111.04
12/31/99                                                  95.21                      527.81                      132.43
3/31/00                                                  152.38                      516.11                      138.90

                     ASSUMES $100 INVESTED ON JUNE 30, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING MAR. 31, 2000

------------------------------------------------------------------------------------------------------
                       6/30/98   9/30/98   12/31/98   3/31/99   6/30/99   9/30/99   12/31/99   3/31/00
------------------------------------------------------------------------------------------------------
 Corniche Group
  Incorporated         100.00     38.10      44.45     61.97     60.32     47.62      95.21    152.38
 MG Group Index        100.00     87.16     179.81    297.77    299.85    290.18     527.81    516.11
 MG Composite Market
  Index                100.00     87.63     106.04    110.03    118.59    111.04     132.43    138.90

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Weinick Sanders Leventhal & Co., LLP has been appointed by Corniche's Board of Directors to audit Corniche's financial statements for the year ended December 31, 1999. Representatives of Weinick Sanders Leventhal & Co., LLP are expected to be present at the annual meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.

                             CHANGES IN ACCOUNTANTS

     In February 1997, Corniche appointed Simontacchi & Co, LLP as Corniche's independent auditors responsible for the audit of Corniche's financial statements. Corniche's Board of Directors approved the appointment. Corniche did not consult Simontacchi regarding any accounting or financial reporting issues before Corniche retained that firm. Simontacchi audited Corniche's financial statements for the fiscal years ended March 31, 1996, 1997 and 1998. Simontacchi's report on Corniche's financial statements for the fiscal years ended March 31, 1996, 1997 and 1998 expressed an unqualified opinion on those financial statements based upon their audits.

     On August 12, 1998, Corniche and Simontacchi terminated their client-auditor relationship. The reports of Simontacchi on the financial statements of Corniche for the prior two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Board of Directors participated in and approved the decision to change the independent accountants. In connection with its audits for the prior two fiscal years and through August 12, 1998, there were no disagreements with Simontacchi on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Simontacchi, would have caused Simontacchi to make reference thereto in its report on the financial statements for such years.

     Corniche engaged Weinick Sanders Leventhal & Co., LLP as its new independent accountants as of August 12, 1998. Corniche's Board of Directors approved the appointment. Corniche did not consult with Weinick Sanders Leventhal regarding accounting or financial reporting issues before that firm was retained.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information, as of May 1, 2000, concerning the beneficial ownership of (i) Corniche's common stock, (ii) Corniche's Series B preferred stock and (iii) Corniche's voting power by (A) beneficial owners of more than 5% of Corniche's common stock or Series B preferred stock, (B) each of Corniche's directors and nominees for director, (C) each of Corniche's executive officers, and (D) all of Corniche's directors and executive officers, as a group. To Corniche's knowledge, no other person beneficially owns more than 5% of the outstanding shares of common stock or Series B preferred stock. For the purposes of reporting beneficial ownership, a person is considered the beneficial owner of the shares over which the person holds or shares voting or investment power, including the power to direct the disposition of the shares, or over which the person can acquire such power within 60 days. However, the information shown below for Corniche's common stock does not reflect the number of shares of common stock issuable upon conversion of the shares of Series B preferred stock that are included in the table below. Except as otherwise noted, each person listed has sole investment and voting power with respect to the shares of capital stock listed by the person's name.


                                           AMOUNT OF            AMOUNT OF SERIES B
                                          COMMON STOCK           PREFERRED STOCK          PERCENTAGE OF
                                       BENEFICIALLY OWNED     BENEFICIALLY OWNED(1)      CORNICHE'S TOTAL
                                      --------------------    ----------------------       VOTING POWER
NAME(2)                                NUMBER      PERCENT     NUMBER       PERCENT     BENEFICIALLY OWNED
-------                               ---------    -------    ---------    ---------    ------------------
Joel San Antonio(3).................          0        0%      685,000       83.0%             30.0%
PICTET & CIE........................  2,925,000     20.5%            0          0              13.0%
Robert F. Benoit....................      5,000        *             0          0                 *
James J. Fyfe(4)....................      3,000        *        10,000          *                 *
Paul L. Harrison....................          0        0%            0          0               0.0%
Robert H. Hutchins(5)...............          0        0%       15,000          *                 *
Joseph P. Raftery...................          0        0%            0          0               0.0%
All directors and executive officers
  as a group (3 persons)............      8,000        *        25,000          0                 *

---------------

 *  Less than 1%.

(1) Pursuant to the terms of the Stock Purchase Agreement relating to the issuance of the Series B preferred stock, the initial purchasers of the Series B preferred stock are required to nominate Mr. Fyfe or his nominee to serve as director through June 30, 2000.

(2) All addresses are c/o Corniche Group Incorporated, 610 South Industrial Boulevard, Euless, Texas 76040, except for PICTET & CIE, which is B.D. Georges-Favon 29, Geneva 1204, Switzerland.


(3) According to Amendment No. 1 to Schedule 13D filed by Mr. San Antonio in September 1998, Mr. San Antonio has sole power to vote and to direct the disposition of 575,000 of the shares included in the table. He shares voting and dispositive power with respect to 110,000 shares included in the table, which are issued to his wife, children, mother, and brother.


(4) Including 3,000 currently exercisable options to purchase common stock.

(5) Held by Mr. Hutchins as co-trustee for a living trust, with Mr. and Mrs. Hutchins as the beneficiaries of such trust.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires Corniche's directors and officers, and persons who own more than 10% of a registered class of Corniche's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the Securities and Exchange Commission to furnish Corniche with copies of all Section 16(a) reports that they file. Based solely on our review of these reports and written representations furnished to us, we believe that in 1999 each of the reporting persons complied with these filing requirements.


                             STOCKHOLDER PROPOSALS


     The 2001 Annual Meeting of Corniche's Stockholders is expected to take place on May 22, 2001. Any stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders, and who wishes to have a proposal included in Corniche's proxy statement for that meeting, must deliver the proposal to Corniche's Secretary at Corniche's offices in Euless, Texas, a reasonable time before Corniche begins to prepare and mail its proxy materials for the 2001 Annual Meeting. Corniche expects that it will begin preparing the proxy materials in April 2001. Stockholders who intend to present a proposal at the 2001 Annual Meeting without including their proposal in Corniche's proxy materials must provide notice of the proposal to Corniche no later than April 18, 2001.

                          ANNUAL REPORT AND FORM 10-K

     Corniche's 1999 Annual Report accompanies this proxy statement.

     A COPY OF CORNICHE'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON THE WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO CORNICHE GROUP INCORPORATED, ATTN: SECRETARY, 610 SOUTH INDUSTRIAL BOULEVARD, SUITE 220, EULESS, TEXAS 76040.

                                            By Order of the Board of Directors,

                                                   /s/ Robert H. Hutchins

                                                     Robert H. Hutchins
                                             President and Principal Financial
                                                          Officer

June 5, 2000

                           CORNICHE GROUP INCORPORATED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 27, 2000.


       The undersigned hereby appoints James Fyfe as attorney and proxy, with power of substitution, to vote on behalf of the undersigned at the Corniche Group Incorporated 2000 Annual Meeting of Stockholders to be held on June 27, 2000, and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of 2000 Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned.

       This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR the board's nominees for director and FOR each matter presented.

       PLEASE INDICATE YOUR VOTE FOR THE ELECTION OF DIRECTORS ON THE OTHER SIDE. The nominees are: Robert A Benoit, James J. Fyfe, Paul Harrison, Robert H. Hutchins and Joseph P. Raftery.

           (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

PLEASE MARK BOXES  IN BLUE OR BLACK INK

1.     Election of 5 directors.

For all nominees   [ ]    Against all nominees     [ ]         Exception*   [ ]

* To withhold authority for individual nominees, print nominee's name on the line below and check Exception Box.

--------------------------------------------------------------------------------

2. Approval of the proposed amendment to the Certificate of Incorporation to increase the number of common shares that Corniche is authorized to issue.

For       [ ]                Against         [ ]          Abstain     [ ]

3. Approval of the proposed amendment to the 1998 Employee Incentive Stock Option Plan to increase the number of shares available for issuance thereunder.

For       [ ]                Against         [ ]          Abstain     [ ]


If you have noted an address change or comments on either side of this card, mark here: [ ]

Dated:                          , 2000
       -------------------------
Signed:
       -------------------------------------

Please sign this proxy and return it promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.

             PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.